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                                                                    EXHIBIT 23.2


                       [LETTERHEAD OF COOPERS & LYBRAND]

                          CONSENT OF COOPERS & LYBRAND

         We consent to the incorporation by reference in this registration statement of Apache Corporation on Form S-3 of our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992 and our report dated February 13, 1995 on our audit of the associated financial statement schedule of DEKALB Energy Company, which reports are incorporated by reference herein. We also consent to all references to our firm included in this registration statement of Apache Corporation on Form S-3.




                                     /s/    COOPERS & LYBRAND
                                     -------------------------------------------
                                     Coopers & Lybrand
                                     Chartered Accountants




Calgary, Alberta, Canada
September 14, 1995